SCOLR Pharma, Inc. Names Carl Johnson as Chairman; Former Chairman Michael Taglich Remains as Director

BOTHELL, Wash., Sept. 27 /PRNewswire-FirstCall/ -- SCOLR Pharma, Inc. (NYSE AMEX: DDD) today announced that Carl Johnson has been appointed as the Chairman of its Board of Directors.  Johnson succeeds Michael Taglich, who will remain a member of the Board.

Johnson previously served as President and Chief Executive Officer of Matrixx Initiatives, Inc. Under Johnson's leadership, Matrixx successfully developed and launched the Zicam® product line. Johnson also has served as Vice President, Commercial Development, for Perrigo Company and before that was with Johnson & Johnson in both the consumer and professional healthcare products divisions.  Johnson was elected a director of SCOLR at its annual meeting in June.

Johnson said:  "I am greatly honored to have the opportunity to serve as Chairman of a company with the enormous potential of SCOLR.  Our unique technology gives us the opportunity to develop and market extended release nutritional and over-the-counter drug products that we believe will provide significant benefit to the consumer, and prove to be desirable in the marketplace."

Taglich, SCOLR's outgoing Chairman, said: "In the short time that he has been a member of the Board, Carl's active involvement with management, and his industry expertise have greatly impressed the Board. With SCOLR's focus on the successful commercialization of our unique proprietary products, our shareholders are best served by Board leadership with experience in successfully bringing consumer products to market. Carl's professional successes in this area are impressive and we look forward to his contributions as Chairman."

Mr. Taglich added: "The Board's depth of experience in the consumer product market has also been strengthened by the recent addition of Marylou Arnett, who is currently the COO of Scerene Healthcare. Before co-founding Scerene, Marylou played a lead role in the consumer and professional marketing of both Mucinex and Delsym for Adams Respiratory Therapeutics, which was sold in 2008 for $2.3 billion. She also has managed well known brands for Pfizer and Warner Lambert."

Mr. Taglich said: "On behalf of SCOLR and the entire Board, I want to thank former directors Randall Caudill and Bruce Morra for their service to the company, as well as David Meyers of Apex Leaders LLC, whose executive search firm identified Carl Johnson and Marylou Arnett after an extensive search for directors with consumer product expertise."  Messrs. Caudill and Morra retired from the Board as Johnson and Arnett were elected in June.

About SCOLR Pharma:

Based in Bothell, Washington, SCOLR Pharma, Inc. is a specialty pharmaceutical company focused on applying its formulation expertise and patented CDT platforms to develop novel prescription pharmaceutical, over-the-counter (OTC), and nutritional products. Our CDT drug delivery platforms are based on multiple issued and pending patents and other intellectual property for the programmed release or enhanced performance of active pharmaceutical ingredients and nutritional products. For more information on SCOLR Pharma, please call 425-368-1050 or visit http://www.scolr.com/.

This press release contains forward-looking statements (statements which are not historical facts) within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the application of our proprietary technologies to certain product markets, the anticipated benefits of our products for consumers, the anticipated marketplace demand for our products and the expected contribution of our new board members. These forward-looking statements involve risks and uncertainties, including activities, events or developments that we expect, believe or anticipate will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including less than anticipated demand for our products, constraints on our liquidity related to the greater working capital requirements of our nutritional business, unanticipated changes in the timing or amount of orders for our nutritional products, our ability to generate revenues or obtain financing, problems with our regulatory applications, unanticipated costs and expenses associated with our product development, clinical activities and regulatory review,  reductions in our royalty revenues, our ability to create and maintain partnerships or other relationships, our ability to successfully complete research and development, the continuation of arrangements with our product development partners and customers, competition, government regulation and approvals, and general economic conditions. For example, if we are not successful in generating sufficient revenue, raising additional capital or securing partnership arrangements, we may be required to further curtail or cease our operations. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission, including the "Risk Factors" set forth in our Annual Report on Form 10-K, as supplemented by our quarterly reports on Form 10-Q. Such filings are available on our website or at www.sec.gov. You are cautioned that such statements are not guarantees of future performance and that actual result or developments may differ materially from those set forth in the forward-looking statements. We undertake no obligation to publicly update or revise forward-looking statements to reflect subsequent events or circumstance.

Contacts:
Investor Relations:
SCOLR Pharma, Inc.
425.368.1050